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                                                                     EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Current Report on Form 8-K of Williams Energy Partners L.P. of our report dated May 18, 2001 relating to the financial statements of Geonet Gathering, Inc. as of December 31, 2000 and for the year then ended.




/s/ Ham, Langston & Brezina
---------------------------

Houston, Texas
January 10, 2002